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                                                                   EXHIBIT 24.2



         I, Ann C. Mule, Secretary of Sunoco, Inc., a Pennsylvania corporation, hereby certify that the following is a full, true and complete copy of a resolution adopted at a meeting of the Board of Directors of Sunoco, Inc., duly called and held on March 7, 2002, at which a quorum was present and acting throughout and that no action has been taken to rescind or amend said resolution and that the same is now in full force and effect:

                  RESOLVED, That the Sunoco, Inc. Annual Report to the Securities and Exchange Commission on Form 10-K, for the year ended December 31, 2001, is approved in the form presented to this meeting, subject to such changes or amendments as may be approved (as so amended, the "Form 10-K") by any one of the following officers of the
         Company: the Chairman, Chief Executive Officer, and President, the Senior Vice President and Chief Financial Officer, the Senior Vice President and Chief Administrative Officer or the Vice President and General Counsel;

                  FURTHER RESOLVED, That each of the above-named officers and the Comptroller (collectively, the "Authorized Officers") is authorized to sign and file, or cause to be filed, on behalf of the Corporation, the Form 10-K, together with any such other certificates, documents, instruments or notices as may be necessary or as any such officer may deem necessary or desirable in order to effectuate or carry out the purposes and intent of the foregoing resolutions, and that all such actions heretofore taken by any one or more of the Authorized Officers in order to effectuate or carry out the purposes and intent of the foregoing resolutions are hereby ratified, adopted and approved.


(Corporate Seal)                                     /s/ ANN C. MULE
                                                     ---------------
                                                     Ann C. Mule
                                                     Secretary
March 7, 2002
Philadelphia, Pennsylvania